Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2002, included in this Form 10-K, into Building Materials Corporation of America's previously filed Registration Statement on Form S-8 File No. 333-60589.


/s/ Arthur Andersen LLP

Arthur Andersen LLP



Roseland, New Jersey
March 26, 2002